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                     STOCK PURCHASE AND RESTRICTION AGREEMENT

     AGREEMENT, dated as of November 9, 1993, by and between 3DX TECHNOLOGIES INC. (formerly Novera Energy Inc.), a Delaware corporation (the "Company"), and Peter M. Duncan (the "Stockholder").

     WHEREAS, the Company desires to sell and Stockholder desires to purchase shares of the Company's common stock, $.01 par value (the "Common Stock"), on the terms and conditions hereinafter set forth;

     WHEREAS, the parties hereto deem it in their best interests to impose certain restrictions upon such shares; and

     WHEREAS, such parties desire to provide for certain other matters relating to the Common Stock;

     NOW, THEREFORE, in consideration of the mutual covenants and representations herein set forth, it is hereby agreed as follows:

     1. PURCHASE AND SALE OF SHARES OF STOCK. Subject to the terms and conditions of this Agreement, the Company hereby agrees to sell to Stockholder and Stockholder agrees to purchase from the Company on the date hereof the number of shares of Common Stock listed opposite Stockholder's name in SCHEDULE 1, at the purchase price per share listed in SCHEDULE 1 (the "Initial Purchase Price"). (Such number of shares of Stockholder, and any shares of capital stock of the Company acquired by Stockholder as a result of any subdivision, combination or reclassification of outstanding shares of Common Stock into a greater or smaller number of shares, recapitalization, reorganization, reclassification of shares, stock dividend or like event (collectively, "Recapitalization Events"), are hereinafter referred to as the "Shares".) At least one percent (1%) of such purchase price shall be paid in cash and ninety-nine percent (99%) of such purchase price may be paid by Stockholder's full recourse promissory note (the "Purchase Note") in the form attached hereto as Annex A. As security for the payment of the Purchase Note and any renewal or modification thereof, the Stockholder hereby grants to the Company a security interest in, and pledges with and delivers to the Company, the Shares, to be held pursuant to the escrow referred to in Section 3(b) hereof. Upon the occurrence of a default in the payment of the Purchase Note when due, the Company shall be entitled to immediate possession of such Shares and all rights and remedies of a secured party under the Uniform Commercial Code of the State of Texas. In the event that Stockholder prepays a portion of the Purchase Note, Stockholder intends that the Shares represented by the portion of the Purchase Note so repaid, including annual interest thereon, shall continue to be held pursuant to the escrow described in Section 3(b), to serve as independent collateral for the outstanding portion of the Purchase Note, for the

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purpose of commencing the holding period set forth in Rule 144(d) promulgated under the Securities Act of 1933, as amended (the "Act").

     2.  INVESTMENT REPRESENTATIONS.

                    (a) REPRESENTATIONS OF STOCKHOLDER. Stockholder acknowledges that the purchase of the Shares is a highly speculative investment. This Agreement is made in reliance upon the express representations and warranties of Stockholder that: (l) he is able, without impairing his financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on his investment; (2) he has discussed the Company and its plans, operations and financial condition with its officers and he has received all such information as he deems necessary and appropriate to enable him to evaluate the financial risk inherent in making an investment in the Shares, and has received and had access to satisfactory and complete information concerning the business and financial condition of the Company in response to his inquiries in respect thereof; (3) the Shares are being acquired for his own account for investment and not with a view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling the Shares; (4) Stockholder either (A) has a pre-existing business or personal relationship with the Company or any of its officers, directors or controlling persons or (B) could be reasonably assumed to have the capacity to evaluate the merits and risks of an investment in the Company and to protect Stockholder's own interests in connection with this transaction by reason of Stockholder's business or financial experience or the business or financial experience of Stockholder's professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly; (5) Stockholder's principal residence is within the State of Texas and is located at the address indicated on Schedule 1 hereto; and (6) the Shares will not be sold without registration under the Securities Act of 1933, as amended (the "Act"), or exemption therefrom.

                    Stockholder understands and acknowledges that the Shares are unregistered and may not be sold publicly unless they are subsequently registered under the Act, or unless an exemption from such registration is available; that the exemption from registration under Rule 144 promulgated under the Act will not be available in any event for at least two years from the date of purchase and payment of the Shares (AND THAT PAYMENT BY A NOTE IS NOT DEEMED PAYMENT UNLESS IT IS SECURED BY ASSETS OTHER THAN THE SHARES), and even then will not be available unless (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate current information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions. Stockholder further understands and acknowledges that: (i) there is not presently available, and may not be available at the time he wishes to sell the Shares, adequate current public information with respect to the Company that would permit offers or sales of the Shares pursuant to Rule 144 promulgated under the Act, and, therefore, compliance with Regulation A of the Act or some other exemption from the registration and prospectus delivery requirements of the Act will be

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required for any such offer or sale; and (ii) the Company is under no obligation to register the Shares or to make Rule 144 available.

                    (b) SECURITIES LEGEND. Until such time as the Shares shall have been registered under the Act, or shall have been transferred in accordance with an opinion of counsel satisfactory to the Company that such registration is not required, stop transfer instructions shall be issued to the Company's transfer agent, if any, or, if the Company transfers its own securities, a notation shall be made in the appropriate records of the Company with respect to the Shares, and so long as required under the Act or the regulations promulgated thereunder, the certificate(s) representing the Shares shall bear substantially the following legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES HAVE NOT BEEN ACQUIRED WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNDER APPLICABLE STATE LAWS. MOREOVER, THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND MAY NOT BE SOLD, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AND SUBJECT TO ALL THE TERMS AND CONDITIONS OF A CERTAIN STOCK PURCHASE AND RESTRICTION AGREEMENT DATED AS OF NOVEMBER 9, 1993, A COPY OF WHICH THE CORPORATION WILL FURNISH TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE.

     3.  RESTRICTIONS ON TRANSFER AND ESCROW.

                    (a) RESTRICTIONS ON TRANSFER. During the term of this Agreement, Stockholder may not sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber all or any of the Shares, except in accordance with the terms hereof. Any permitted transferee of the Shares shall be subject to the terms of Section 2 without any further action being required on the part of the Company or any other person. As a precondition to such transfer, the Company, at its option, may require that such transferee acknowledge in writing that such transferee is subject to the terms of Section 2.

                    (b) ESCROW. Stockholder shall, simultaneously with the execution hereof, deliver to and deposit with the Secretary of the Company (herein referred to as the "Escrow Agent"), as Escrow Agent in this transaction, the certificate(s) evidencing the

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Shares together with a stock transfer power executed in blank; said documents are to be held by the Escrow Agent and delivered by the Escrow Agent pursuant to the joint escrow instructions of the Company and Stockholder set forth in Annex B annexed hereto and incorporated herein by this reference. Subject to the provisions of Paragraph 3 of such escrow instructions, Stockholder shall exercise all rights and privileges of a stockholder of the Company while the Shares are held by him.

     4.  REPURCHASE UPON EMPLOYMENT TERMINATION.

                    (a) CIRCUMSTANCES AND PRICE OF REPURCHASE. If Stockholder shall cease to be employed by the Company for any reason or no reason (including, without limitation, for Stockholder's death or disability), the Company shall have the right to purchase (the "Repurchase Right"), and Stockholder or his heirs, assigns, executors, administrators or other legal representatives (collectively, "Legal Representatives") shall, at the election of the Company, be obligated to sell, all or any part of the Unvested Shares (as that term is defined in Section 4(d)) at the Initial Purchase Price (as appropriately adjusted for Recapitalization Events) and on the terms provided in Section 4(b).

                    (b) MECHANICS OF COMPANY'S REPURCHASE. The Company may exercise its Repurchase Right at any time within 30 days after the termination of such employment by written notice (the "Employment Repurchase Notice") to Stockholder (or, if known, to his Legal Representatives) stating that it is exercising such Right and specifying the number of Unvested Shares to be repurchased. In addition, the Employment Repurchase Notice shall specify a closing date and time for such repurchase, which date shall not be less than five (5) nor more than thirty (30) days from the date of the Employment Repurchase Notice. Such repurchase shall take place at the principal office of the Company. At the closing, Stockholder (or his Legal Representatives) or the Escrow Agent shall deliver to the Company the certificate(s) representing all of such Shares to be repurchased, duly endorsed, against delivery by the Company of the purchase price by check or in cash.

                    (c) RELEASE OF SHARES FROM REPURCHASE RIGHTS. (i) On the date of this Agreement, that number of Shares as is equal to 100% of the total number of Shares listed opposite Stockholder's name in Schedule (i) shall be subject to the Company's Repurchase Right. Subject to Section 4(c)(ii) below, so long as Stockholder continues to be employed by the Company (x) on January 1, 1994, one-fourth (1/4) of the total number of Shares shall automatically be released from such Repurchase Right and (y) on January 1, 1995 (the "Anniversary Date"), an additional one-fourth (1/4) of the total number of Shares shall automatically be released from such Repurchase Right. Subject to Section 4(c)(ii) below, after the Anniversary Date, one-forty eighth (1/48) of the total number of Shares shall automatically be released from the Repurchase Right on the last day of each month beginning one month after the Anniversary Date and culminating twenty-four (24) months after the Anniversary Date, unless Stockholder is no longer employed by the Company for any reason, PROVIDED that in the event that after January 1, 1994, the Company shall adopt a plan of merger, consolidation or other business combination (other than one pursuant to which the Company is the surviving entity), or adopt a plan or enter into an agreement providing for the sale or disposition of substantially all of the business or assets of the Company, the total number of Shares subject to the Company's Repurchase Right shall automatically be released from such Rights concurrently with the consummation of such merger, consolidation or sale.

                    (ii) Notwithstanding anything to the contrary contained in Section 4(c)(i), upon the occurrence and during the continuance of an Event of Noncompliance (as defined in Article Fourth, Section B.4(b) of the Company's Restated Certificate of Incorporation), as evidenced by a written notice from holders of 66-2/3% in interest of the Company's Redeemable Preferred Stock, Series B, par value $.01 per share, specifying in detail the applicable Event of Noncompliance, the release of Unvested Shares (as defined in Section 4(d) hereof) from the Company's Repurchase Right shall be suspended until the date upon which the Board of Directors determines, by affirmative vote or consent of 66-2/3% of its members, that the Event of Non-Compliance has been cured, on which date the release of such Unvested Shares from the Company's Repurchase Right shall resume.

                    (iii) The number of Shares so released under such vesting schedule shall be appropriately adjusted for Recapitalization Events.

                    (d) VESTED AND UNVESTED SHARES. Shares that have been released from the Company's Repurchase Right are referred to herein as "Vested Shares". Any Shares that remain subject to the Company's Repurchase Right at any point in time are referred to herein as "Unvested Shares". Unvested Shares shall not be transferable. Any Shares with respect to which the Company fails to exercise its Repurchase Right shall become Vested Shares upon the expiration of such rights.

     5.  REFUSAL RIGHTS.

                    (a) COMPANY'S RIGHT OF FIRST REFUSAL. If Stockholder desires to sell all or any part of the Vested Shares and he has received in writing an irrevocable and unconditional bona fide offer (the "Bona Fide Offer") for the purchase thereof in cash from a party (the "Offeror"), Stockholder shall give written notice (the "BFO Option Notice") to the Company setting forth Stockholder's desire to sell such Shares, which BFO Option Notice shall be accompanied by a photocopy of the original executed Bona Fide Offer and shall set forth at least the name and address of the Offeror and the price and terms of the Bona Fide Offer. Upon receipt of the BFO Option Notice, the Company shall have an option to purchase any or all of such Shares specified in the BFO Option Notice, such option to be exercised by giving, within 30 days after receipt of the BFO Option Notice, a written counter-notice to Stockholder. If the Company elects to purchase any or all of such Shares, it shall be obligated to purchase, and Stockholder shall be obligated to sell to the Company, such Shares at the price and in accordance with the terms indicated in the Bona Fide Offer within 60 days from the date of receipt by the Company of the BFO Option Notice (the "Company Exclusive Period").

                    (b) SUBSEQUENT SALE OF SHARES. Stockholder may sell any or all of such Shares that the Company has not so elected to purchase during the 30 days following the expiration of the exercise period for such purchase by the Company, provided that such sale is made only pursuant to the terms of the Bona Fide Offer. If, however, any or all such Shares are not sold pursuant to the Bona Fide Offer within such 30 days, the unsold Shares shall remain subject to the terms of this Agreement.

                    (c) RESTRICTIONS ON OFFEROR. Any Offeror purchasing Shares from Stockholder under Section 5(b) shall not be subject to the terms of this Agreement other than Section 2 as to such Shares; PROVIDED, HOWEVER, that such Offeror shall be subject to the terms of Section 2 without any further action being required on the part of the Company or any other person.
 As a precondition to such purchase, the Company, at its option, may require that such Offeror acknowledge in writing that such Offeror is subject to the terms of Section 2.

     6. EXEMPTED SHARE TRANSFERS. Anything in this Agreement to the contrary notwithstanding, Stockholder shall be permitted to transfer Vested Shares owned by him without complying with the provisions of Section 5 in the following situations: (i) any inter vivos transfer by Stockholder to any member of his immediate family (spouse, parents, children or grandchildren);
(ii) to any trust for the benefit of any such immediate family member or himself; or (iii) any transfer upon the death of Stockholder to his Legal Representatives; PROVIDED that any permitted transferee referred to above shall have delivered to the Company the written agreement of such transferee to be bound by all of the provisions of this Agreement to the same extent as his transferor, and until such delivery is made no such transferee shall, with respect to the Shares being transferred, be a stockholder and the Company shall not recognize any such transferee as a stockholder for any purpose. It is understood and agreed that, in the event of a permitted transfer of Shares pursuant to this Section 6, the calculation of Vested Shares under Sections 4(c) and (d) shall nonetheless continue to depend upon the continued employment by the Company of Stockholder named on page 1 hereof.

     7. SPECIFIC PERFORMANCE. Because the Shares cannot be readily purchased or sold in the open market, and for other reasons deemed sufficient by them, the parties hereto acknowledge that they will be irreparably damaged in the event that this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by either of the parties hereto, the other, in addition to all other remedies, shall be entitled, without showing any actual damage, to a temporary or permanent injunction and/or a decree for specific performance, in accordance with the provisions hereof.

     8. CONTINUATION OF EMPLOYMENT. The Company is not by reason of this Agreement or the issuance of any Shares obligated to continue Stockholder in its employment.

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     9.  GOVERNING LAW.  This Agreement shall be construed under and governed by the internal laws of the State of Texas, without regard to principles of conflicts of law, and will, to the maximum extent practicable, be deemed to call for performance in Harris County, Texas.

     10. NOTICE. All notices or other communications required or otherwise with respect to this Agreement shall be deemed to have been duly given and delivered if in writing (i) when delivered personally (by courier service or otherwise), (ii) on the business day after the date sent by a nationally recognized overnight courier service, or (iii) three (3) days after being mailed by first-class registered or certified mail, postage prepaid and return receipt requested, if to the Company at its office at 16001 Park Ten Place, Suite 200, Houston, Texas 77084-5120, or if to Stockholder at his address set forth in Schedule A (or at such other addresses as the parties may notify each other in accordance with the provisions of this Section 10).

     11. TERM. This Agreement shall remain in effect until the consummation of a firm underwriting for sale of stock to the public by the Company at a public offering price not less than $5.00 per share, adjusted for any splits, with gross proceeds of that public offering to the Company not less than $5,000,000.

     12. ENTIRE AGREEMENT; AMENDMENT. This Agreement supersedes all prior written and oral agreements and understandings among the parties as to its subject matter and constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be modified, amended, terminated or any provision thereof waived in whole or in part except by a written agreement signed by the Company and Stockholder.

     13. VALUATION OF COMMON STOCK AND RELATED TAX CONSIDERATIONS. Stockholder understands that the Shares have been valued by Stockholder and the board of directors of the Company and that the Company believes this valuation represents a fair attempt at reaching an accurate appraisal of their worth; Stockholder understands, however, that the Company can give no assurances that such price is in fact the fair market value of the Shares and that it is possible that, with the benefit of hindsight, the Internal Revenue Service (the "Service") would successfully assert that the value of the Shares on the date of purchase is greater than so determined.

     If the Service were to succeed in a tax determination that the Shares received had value greater than that upon which the transaction was based, the additional value would constitute ordinary income as of the date of its receipt. The additional taxes (and interest) and any related costs, expenses or penalties due would be payable by Stockholder and there is no provision for the Company to reimburse him for that tax liability, and Stockholder assumes all responsibility for such potential liability and related costs.
In the event such additional value would represent more than 25 percent of Stockholder's gross income for the year in which the value of the Shares were taxable, the Service would have six years from the due date for filing the return (or the actual filing date of the return if filed thereafter) within which to assess Stockholder the additional tax and interest that would then be due.

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     The Company would have the benefit, in any such transaction, if a determination was made prior to the three-year statute of limitations period affecting the Company, of an increase in its deduction for compensation paid, which would offset its operating profits, or, if not profitable, would create net operating loss carry forward arising from operations in that year.

     14. SECTION 83(b) ELECTION. Stockholder understands that Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, "restriction" means the right of the Company to buy back the Shares as provided in Section 4. In the event the Company has registered its securities under the Securities Exchange Act of 1934, as amended, "restriction" with respect to officers, directors and 10% shareholders also means the six-month period after the closing during which such officers, directors and 10% shareholders are subject to suit under
Section 16(b) of such Exchange Act.

     Stockholder understands that if Code Section 83 is applicable to him, he may elect to be taxed at the time the Shares are purchased rather than when and as the Shares vest or when the six-month Section 16(b) period expires by filing with the Service an election under Section 83(b) of the Code (hereinafter the "Election"). Stockholder understands that he must file such an Election within thirty (30) days from the date of purchase. Even if the fair market value of the Shares equals the amount paid for the Shares, the Election must be made to avoid adverse tax consequences in the future, I.E. the obligation to report as income the difference between the value of the Shares at the time such Shares vest and the amount paid. The form for making this election (and related form of transmittal letter to the Service) are attached as Annex C hereto. Stockholder understands that failure to make this filing on a timely basis will result in the recognition of ordinary income by Stockholder, as the Shares vest, or after the lapse of the six month Section 16(b) period, on the difference between the purchase price and the fair market value of the Shares at the time such Shares vest.

     STOCKHOLDER ACKNOWLEDGES THAT IT IS STOCKHOLDER'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO TIMELY FILE THE ELECTION UNDER INTERNAL REVENUE CODE
SECTION 83(b) AND UNDER ANY CORRESPONDING PROVISIONS OF STATE TAX LAW, EVEN IF THE PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON STOCKHOLDER'S BEHALF.

     15. WAIVERS. No waiver hereunder shall be deemed a waiver of any subsequent breach or default of the same or a similar nature.

     16. SEVERABILITY; REFORMATION. If any provision of this Agreement shall be determined by a court of law to be unenforceable for any reason, such unenforceability shall not affect the enforceability of any of the remaining provisions hereof; and this Agreement, to the fullest extent lawful, shall be reformed and construed as if such unenforceable

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provision, or part of a provision, had never been contained herein, and such provision or part reformed so that it would be enforceable to the maximum extent legally possible.

     17. HEADINGS. Headings are for convenience only and are not deemed to be part of this Agreement.

     18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together, shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     IN WITNESS WHEREOF, this Agreement has been executed by the undersigned as of the date and year first above written.

                                    3DX TECHNOLOGIES INC.



                                    By /s/ C. EUGENE ENNIS
                                      -----------------------------------
                                                   President


                                    STOCKHOLDER:


                                          /s/ PETER M. DUNCAN
                                    -------------------------------------
                                             Peter M. Duncan